UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011
MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor
Dallas, Texas	75201

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 19, 2011, MoneyGram Payment Systems Worldwide, Inc. (“Worldwide”), a Delaware corporation and a wholly-owned subsidiary of MoneyGram International, Inc., a Delaware corporation (the “Company”), the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture, dated as of March 25, 2008, by and among Worldwide, the Company, the other guarantors party thereto and the Trustee (as amended and supplemented by the First Supplemental Indenture dated as of August 6, 2009 and the Second Supplemental Indenture dated as of June 29, 2010, the “Indenture”) governing Worldwide’s 13.25% Senior Secured Second Lien Notes due 2018 (the “Second Lien Notes”).
     The Third Supplemental Indenture amends the Indenture to permit the Company’s previously announced recapitalization and the related payments pursuant to the Recapitalization Agreement, dated March 7, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and affiliates of Goldman, Sachs & Co. (the “Recapitalization’). The Third Supplemental Indenture also amends the Indenture to (i) permit the entry into new senior secured bank facilities, (ii) permit Worldwide and its subsidiaries to incur indebtedness in the form of obligations owing in respect of cash and treasury management activities (“Cash Management Obligations”), (iii) allow the Company and its subsidiaries increased flexibility in transactions with and among the Company’s foreign subsidiaries, including intercompany loans, asset transfers and investments, (iv) permit foreign subsidiaries to incur additional indebtedness, (v) permit the Company to incur additional indebtedness and (vi) provide increased flexibility with respect to permitted investments. In the Third Supplemental Indenture, the Trustee also agrees to enter into a new intercreditor agreement with the collateral agent under Worldwide’s new senior secured bank facilities, which will be substantially similar to the existing intercreditor agreement between the Trustee and the collateral agent under Worldwide’s existing senior secured credit facilities, but that will also permit Worldwide to incur additional first-lien indebtedness and permit the Cash Management Obligations to be secured pari passu with the senior secured bank facilities.
     Most of the amendments to the Indenture contained in the Third Supplement Indenture became effective upon the execution of the Third Supplemental Indenture, but certain amendments including, without limitation, the amendments to permit the Recapitalization and the entry into the new senior secured bank facilities, will become effective contemporaneously upon the closing of the Recapitalization and the new senior secured bank facilities.
     This summary does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Third Supplemental Indenture is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Third Supplemental Indenture relating to the 13.25% Senior Secured Second Lien Notes due 2018, dated as of April 19, 2011, among MoneyGram Payment Systems Worldwide, Inc., as issuer, MoneyGram International, Inc. and the other guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
Name:	James E. Shields
Title:	Chief Financial Officer

Date: April 21, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Third Supplemental Indenture relating to the 13.25% Senior Secured Second Lien Notes due 2018, dated as of April 19, 2011, among MoneyGram Payment Systems Worldwide, Inc., as issuer, MoneyGram International, Inc. and the other guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent.